Exhibit 21

Direct and Indirect Subsidiaries of the Registrant

I.	The Hanover Insurance Group, Inc. (Delaware)

A.	Opus Investment Management, Inc. (Massachusetts)

a.	The Hanover Insurance Company (New Hampshire)

1.	Citizens Insurance Company of America (Michigan)

(i)	Citizens Management Inc. (Delaware)

2.	Allmerica Financial Benefit Insurance Company (Michigan)

3.	Allmerica Plus Insurance Agency, Inc. (Massachusetts)

4.	The Hanover American Insurance Company (New Hampshire)

5.	Hanover Texas Insurance Management Company, Inc. (Texas)

6.	Citizens Insurance Company of Ohio (Ohio)

7.	Citizens Insurance Company of the Midwest (Indiana)

8.	The Hanover New Jersey Insurance Company (New Hampshire)

9.	Massachusetts Bay Insurance Company (New Hampshire)

10.	Allmerica Financial Alliance Insurance Company (New Hampshire)

11.	Professionals Direct, Inc. (Michigan)

(i)	Professionals Direct Insurance Company (Michigan)

(ii)	Professionals Direct Insurance Services, Inc. (Michigan)

(iii)	Professionals Direct Finance, Inc. (Michigan)

(iv)	Professionals Direct Statutory Trust II (Delaware)

12.	Verlan Fire Insurance Company (New Hampshire)

13.	The Hanover National Insurance Company (New Hampshire)

14.	AIX Holdings, Inc. (Delaware)

(i)	Nova American Group, Inc. (New York)

1.	Nova Insurance Group, Inc. (Delaware)

a.	Professional Underwriters Agency, Inc. (Florida)

2.	Nova Casualty Company (New York)

a.	AIX Specialty Insurance Company (Delaware)

3.	Nova Alternative Risk, LLC (New York)

4.	AIX Group Trust (Delaware)

(ii)	AIX, Inc. (Delaware)

1.	AIX Insurance Services of California, Inc. (California)

15.	440 Lincoln Street Holding Company, LLC (Massachusetts)

16.	Campmed Casualty & Indemnity Company, Inc. of Maryland (Maryland)

17.	Health Facilities Insurance Corporation Ltd. (Bermuda)

18.	CitySquare II Investment Company LLC (Massachusetts)

(i)	One Mercantile Place LLC (Massachusetts)

b.	Citizens Insurance Company of Illinois (Illinois)

c.	CitySquare II Development Co. LLC. (Massachusetts)

B.	VeraVest Investments, Inc. (Massachusetts)

C.	Verlan Holdings, Inc. (Maryland)

a.	Hanover Specialty Insurance Brokers, Inc. (Virginia)

D.	Benchmark Professional Insurance Services, Inc. (Illinois)

E.	Campania Holding Company, Inc. (Virginia)

a.	Campania Management Company, Inc. (Virginia)

b.	Campania Shared Services Company, Inc. (Virginia)

c.	Campania Insurance Agency, Inc. (Virginia)

F.	Educators Insurance Agency, Inc. (Massachusetts)